Exhibit 10.1

STATE OF ALABAMA	)
COUNTY OF SHELBY	)

LEASE AGREEMENT

This Lease Agreement (“Lease”) is made and entered into as of the 17th day of March, 2021, by and between Trustmark National Bank, a national banking association (hereinafter referred to as “Lessor”) and HRCFG, LLC, an Alabama limited liability company and INVO Bioscience, Inc., a Nevada corporation (together, hereinafter referred to as “Lessee”).

WITNESSETH:

In consideration of the mutual covenants and promises herein contained, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Lessor and Lessee agree as follows:

1. PREMISES. Lessor does hereby demise and lease unto Lessee and Lessee does hereby rent and lease from Lessor, subject to all of the terms and provisions hereof, approximately 4,129 rentable square feet of space, more particularly described as Suite 210 of the Lessor’s building known as One Inverness Center Parkway, Birmingham, Alabama, that is further evidenced by the area outlined on Exhibit “A” attached hereto and made a part hereof (herein referred to as the “Premises”). The building in which the Premises is located is hereinafter known as the “Building.” At no additional charge and as part of the Base Rent payment due in Paragraph 4 herein, Lessee may use for parking purposes only on a non-exclusive basis, twenty-four (24) spaces in the main parking lot of the Building. The Premises are leased subject to any and all easements or other encumbrances, which now affect the Premises and the Building. Lessee’s proportionate share is equal to 26.18%.

2. PRIMARY TERM. The primary term of this Lease (the “Primary Term”) shall commence on the 1st day of June, 2021, or upon Lessee’s practice opening, whichever occurs sooner (the “Commencement Date”), and shall expire eighty-six (86) months after the Commencement Date, unless extended in accordance with Paragraph 30 herein. The Primary Term, as the same may be extended, is referred to herein as the “Term” or the “term of this Lease.”

3. USE. The Premises shall be used and occupied by Lessee primarily for medical office use and for no other use or purpose whatsoever, except upon the prior written consent of the Lessor. Lessee shall have no claim against Lessor for any damages should Lessee’s use and occupancy of the Premises and the Building for the purposes set forth in this Lease be prohibited or substantially impaired by reason of any law, ordinance or regulation of federal, state, county or municipal governments or by reason of any act of any legal or governmental or other public authority.

4. BASE RENT. Lessee shall pay to Lessor the following “Base Rent” during the Primary Term of this Lease,

Months	Base Rent per Square Foot	Base Rent Per Month	Base Rent Per Annum
1-2	$0.00	$0.00	$0.00
3-12	$26.73	$9,196.44	$91,964.36
13-24	$27.33	$9,402.89	$112,834.64
25-36	$27.94	$9,614.50	$115,373.97
37-48	$28.57	$9,831.40	$117,976.79
49-60	$29.22	$10,053.72	$120,644.68
61-72	$29.88	$10,281.61	$123,379.27
73-84	$30.56	$10,515.18	$126,182.22
85-86	$31.26	$10,754.60	$129,055.24

Lessor and Lessee hereby acknowledge and agree that the Base Rent, as hereinabove defined, represents rental payable for the Premises.

The Base Rent for the Primary Term of this Lease shall be due and payable monthly, in advance beginning on the Commencement Date, and monthly on the first day of each month thereafter for the remaining eighty-four (84) months of the Primary Term as provided above. In the event any installment of rent is not paid within five (5) calendar days after Lessee receives written notification of non-payment, a service fee of ten percent (10%) of the past due rental shall also become immediately due and payable.

5. ORDINANCES, REGULATIONS, AND ZONING. Lessee shall not use or occupy or permit the Premises to be used or occupied in any unlawful manner or for any illegal purpose or in such manner as to constitute a nuisance or for any use in contravention of the terms of this Lease. Lessee, at Lessee’s expense, shall comply with all laws, rules, regulations, ordinances and force, which shall impose any duty on Lessor or Lessee with respect to the use, occupation or alteration of the Premises. Lessee, at its expense, shall also comply with all requirements of the board of fire underwriters or fire insurance exchange or other body having similar functions. Lessee shall further comply with any liability and fire insurance company by which the Lessor and/or Lessee may be insured. Lessee shall hold the Lessor harmless from penalties, fines, costs or damages which are occasioned by and result from Lessee’s use and occupancy of the Premises or any of the Lessee’s covenants expressed herein.

6. ALTERATIONS AND TRADE FIXTURES. Lessee shall not have the right to make any alterations, additions or improvements to the Premises without the prior written consent of Lessor. Any alterations, additions, and improvements made in accordance with the terms of this Lease shall be done and performed in a good and workmanlike manner and shall remain, from the time of construction and installation, the property of the Lessor. No such alteration by Lessee permitted shall violate any lawful rule or regulation, or zoning restriction or other law, or ordinance or regulation applicable thereto. Lessee shall not permit any liens to attach to the mechanics, materialmen, or any liens in connection with any such alterations, additions or improvements. Lessee shall have the right to place on the Premises Lessee’s trade fixtures, equipment and other personal property of Lessee. Lessee shall have the right to move, remove, replace or repair its trade fixtures placed upon the Premises by Lessee, provided such act is in the ordinary course of business and Lessee’s covenant as to the condition of the Premises shall apply on account thereof and Lessee shall promptly repair any damage as a result of the removal thereof. Notwithstanding the foregoing, Lessee shall be permitted to perform non-structural decorative alterations in the Premises not to exceed $10,000.00 per annum without Lessor’s consent; provided, however Lessee shall provide notice to Lessor.

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7. REPAIRS AND MAINTENANCE: TENANT IMPROVEMENT ALLOWANCE.

(a) Lessor shall provide all mechanical, plumbing and electrical serving the Premises in good working order prior to the commencement of this Lease. Lessee agrees to accept the Premises and the Building in an “as is” condition. Lessee shall not permit waste to accumulate within the Premises. Lessee shall at all times maintain the Premises and shall keep the Premises in a first-class condition normally acceptable according to general standards applicable to medical offices. Lessee shall allow no liens for labor or materials to attach to the Premises within the Building. Lessee shall maintain the Premises at all times in a safe condition. Lessee shall keep the Premises during the lease term in as good a state of repair as when delivered to Lessee, ordinary wear and tear excepted, and, at the expiration of the Term, shall deliver the Premises to Lessor in the same condition and state of repair as when delivered to Lessee, ordinary wear and tear excepted. Lessor shall be required to make all improvements or repairs or replacements to the Building to maintain the Building in the condition it is in as of the date of this Lease.

(b) Lessor shall be allowed to occupy that portion of the Premises depicted in red on Exhibit “B” for a period of up to 100 days following the date of this Lease. Lessor shall have 14 days from the date of this Lease to vacate the portion of the Premises depicted in yellow on Exhibit “D” after which, Lessee shall be allowed to begin construction on such unoccupied portion of the Premises.

(c) Lessee shall be granted a tenant improvement allowance of $35.00 per rentable square foot (the “Tenant Improvement Allowance”) on the terms and conditions set forth in this paragraph. The Tenant Improvement Allowance shall be used solely for the reimbursement of the costs incurred by Lessee in connection with the construction of any improvements to the Premises and for no other purpose. Lessee shall be responsible for the payment of all costs and expenses incurred in excess of the Tenant Improvement Allowance. Prior to the commencement of such tenant improvements, Lessee shall submit to Lessor in writing for approval all plans and specifications and the name of the proposed general contractor for such improvements. Lessee shall promptly pay all costs and expenses associated with Lessee’s work in the Premises. Lessor shall pay Lessee the amount requested by Lessee for Lessee’s improvements in a single individual written draw request submitted by Lessee to Lessor within thirty (30) days of satisfaction of all of the following conditions: (i) no Event of Default then exists under this Lease; (ii) Lessee shall have delivered to Lessor a detailed written draw request to Lessor itemizing the cost related to the tenant improvements to be paid; (iii) Lessee shall have delivered to Lessor copies of the invoices related to the tenant improvements, together with conditional lien waivers and releases from all contractors, subcontractors, suppliers and other parties furnishing labor and/or material for the tenant improvements; (iv) Lessee shall have delivered to Lessor a Certificate of Substantial Completion from Lessee’s architect certifying that all tenant improvements have been installed and completed substantially in accordance with the approved plans and specifications and in compliance with all applicable legal requirements; and (v) Lessee shall have commenced operations of its business in the Premises. Lessee shall have no right to receive and shall forfeit any portion of the Tenant Improvement Allowance that is not requested by Lessee in compliance with this paragraph within twelve (12) months following the Commencement Date.

8. AD VALOREM TAXES. Lessee shall be responsible for payment of its pro rata share of real estate ad valorem taxes assessed against the Premises and the Building. Estimated taxes for the first year of the Primary Term are $3.30 per square foot. Any increase shall be paid within thirty (30) days of Lessee’s receipt of written request therefor but Lessor shall, with any such requests, furnish Lessee with documentation of the base year’s taxes and the increased taxes. Lessee shall also be responsible for and pay on or before the due date thereof all taxes imposed on its own personal property. At Lessor’s option. Lessor shall have the right, but not the obligation, to pay any taxes required to be paid directly by Lessee herein and, in such event, Lessee shall reimburse Lessor on account thereof within thirty (30) days after Lessor notifies Lessee of such payment and requests reimbursement therefor.

9. UTILITIES, DEBRIS REMOVAL, ETC. As part of the Base Rent, Lessor shall pay all rates and charges which become payable for gas, electricity, sewer, water, and other similar utilities and items used within the Premises during the term of this Lease with the exception of the Lab Space which shall be on a separate meter and paid for by Tenant Lab Space is defined as the area housing refrigeration and using HVAC above a typical amount for a medical office space.

Lessee is responsible for payment of all charges associated with telephone, internet and other data usage. Lessee shall secure and pay for its own janitorial service. Lessee shall allow no liens to attach to the Premises and the Building on account thereof and shall indemnify Lessor and save Lessor harmless on account thereof.

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Lessee shall be responsible for payment of its pro rata share of common area maintenance (“CAM”) in the Building. These costs shall include maintenance and repair to the Building, HVAC, elevator, plumbing, common area janitorial, landscaping, lighting, water, gas, parking lot and all other costs and expenses incurred by Lessor in connection with maintenance, repair and operation of the Building and Premises. The estimated current CAM fees for the first year of the Primary Term are $2.97 per square foot. Lessee shall pay all such amounts within thirty (30) days following receipt of an invoice from Lessor. Lessee shall be responsible for and shall pay any increase in its pro rata share; provided that controllable expenses shall not increase by more than three percent (3%) each year. Controllable expenses are defined as all operating expenses except for real estate taxes, insurance, and utilities.

10. SIGNAGE. Lessor shall provide and install for Lessee suite signage and directory signage. Lessee, at Lessee’s sole cost and expense and with Lessor’s approval, shall be allowed to install signage on the existing pylon sign fronting Highway 280, subject to applicable law.

11. INSPECTION. Upon reasonable notice to Lessee, Lessee agrees to permit Lessor or Lessor’s agents, at any reasonable times, to inspect or examine the Premises or to exhibit the Premises to prospective purchasers, lenders or tenants, and to permit Lessor to make such repairs to the Premises which Lessor may deem desirable or necessary for its safety or preservation. Such permission as is granted hereby to Lessor shall not be deemed to require Lessor to do any act except to provide reasonable notice to Lessee unless specifically provided for in this Lease.

12. INDEMNIFICATION. Lessee hereby indemnifies and agrees to defend and hold Lessor harmless against and from any and all claims, actions, damages, liabilities and expenses to the extent caused by Lessee’s use of the Premises or from the conduct of its business or from any activity, work or other things done, permitted or suffered by Lessee in or about the Premises and agrees to further indemnify and hold harmless Lessor against and from any and all claims to the extent caused by any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of the Lease or to the extent caused by any act or negligence of Lessee or any officer, agent, employee, guest or invitee of Lessee and from all costs, reasonable attorneys’ fees, whether at trial or on appeal, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Lessor by reason of such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee’s expense. Lessor hereby indemnifies and agrees to defend and hold Lessee harmless against and from any and all claims, actions, damages, liabilities and expenses to the extent caused by any breach or default in the performance of any obligation on Lessor’s part to be performed under the terms of the Lease. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause other than loss or damage caused by Lessor or its agent’s, contractors or employees negligence or willful misconduct and Lessee hereby waives all claims in respect thereof against Lessor.

13. INSURANCE. (a) Lessor’s Insurance. Lessor agrees to provide and keep in force during the term of this Lease casualty insurance covering the Premises and Building. Lessor’s insurance coverage shall not be required to cover any of Lessee’s property and Lessee shall not have any claim against any of the proceeds of Lessor’s coverage. Lessee agrees to pay to Lessor its pro rata share in the insurance premium covering the Premises and Building within thirty (30) days following receipt of an invoice from Lessor. Lessor estimates such pro rate share to be $0.55 per square foot for the initial year of the Primary Term. Lessee shall be responsible for and shall pay any increase in its pro rata share. Lessor shall furnish Lessee with documentation of the base year’s insurance premium and the amount of such premium increase upon request.

(b) Public Liability and Property Damage Insurance. Upon possession, Lessee agrees and covenants to provide and keep in force such general comprehensive public liability and property damage insurance in an amount not less than $1,000,000 per occurrence, with an annual aggregate of not less than $2,000,000, and fully cover the indemnity provided in Paragraph 12 of this Lease. Said insurance to name Lessee as the insured, and name Lessor and, if requested, Lessor’s mortgagee, as additional insureds against such liability.

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(c) At all times during the term of this Lease, Lessee shall pay all premiums for and maintain in effect insurance covering all fixtures, furniture, equipment and other items of Lessee’s personalty in the Premises against all casualties included in the classification “Fire and Extended Coverage, Vandalism and Malicious Mischief”.

(d) Lessee hereby covenants that no policy to be provided by it hereunder shall be subject to cancellation or modification except after thirty (30) days’ prior written notice to Lessor and any mortgagee of the Premises and the Building, which Lessor has requested to be named as an additional insured, and each policy shall so provide. All policies evidencing the insurance required shall be taken out and maintained by generally recognized, responsible insurance companies, qualified under the laws of the State of Alabama to assume the respective risks undertaken and shall be subject to Lessor’s approval. All certificates of insurance required shall be deposited with the Lessor, who, in turn, may deposit such certificates with any mortgagee of the Premises and the Building. At least thirty (30) days prior to the expiration of any such policy, Lessee will furnish to Lessor evidence reasonably satisfactory to Lessor that such policy has been renewed or replaced by another policy. Anything herein to the contrary notwithstanding, any insurance required by the provisions hereof may be evidenced by a blanket policy covering risks in addition to those hereby required to be covered, but if and only if appropriate allocation certificates and loss payable endorsements are furnished to Lessor and mortgagee. If Lessee shall fail to maintain any insurance required herein, Lessor shall have the right, but not the obligation, to cause such insurance to be effectuated and, if such insurance shall be effectuated by Lessor, Lessee shall immediately reimburse Lessor all premiums incurred by Lessor.

(e) Except for the use of the Premises and the Building set forth herein, Lessee shall not permit any operation to be conducted in the Premises or the Building that would cause suspension or cancellation of the fire and extended coverage insurance policy carried by Lessor.

14. DAMAGE OR DESTRUCTION. In the event that the Premises or the Building shall be damaged by fire or any other cause, then, at Lessor’s option, the damage may be restored by Lessor to a condition similar to that prior to such damage as soon as may be reasonably practicable after such damage, and the rent, until such repairs shall be made, shall be apportioned at the Lessor’s reasonable discretion according to the part of the Premises and the Building which is useable by the Lessee. All insurance proceeds payable on account of such damage or destruction shall be payable to and belong solely to Lessor; provided, however, in the event this Lease is not terminated, Lessor shall apply any proceeds from any insurance payable on the account of such damage or destruction toward the cost of its restoration as provided herein. Upon completion by Lessor, full rental shall commence. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Lessor and for reasonable delay on account of “labor troubles,” or any other cause beyond Lessor’s control. If Lessor shall decide not to restore or not to rebuild the Premises, or if the Premises are totally damaged or are rendered wholly untenantable by fire or other cause, or if the Premises shall be so damaged that Lessor shall decide to demolish it or to rebuild it, then or in any of such events, Lessor may, within ninety (90) days after such fire or other cause, give Lessee a notice in writing of such decision and thereupon the term of this Lease shall terminate upon the third day after such notice is given, and Lessee shall vacate the Premises and the Building and shall surrender the same to Lessor.

15. CONDEMNATION. If more than fifteen percent (15%) of the Premises shall be acquired or condemned by eminent domain or taken under threat of eminent domain, whether voluntary or not, for any public or quasi-public use or purpose, and such acquisition or condemnation renders the Premises unfit for the purpose for which it is leased herein, then and in that event this Lease shall terminate; such termination to be effective from the date of effective taking, or of title vesting in such proceeding, whichever shall first occur, and neither party shall have any claim against the other for the value of the unexpired term of said Lease. In the event of any condemnation or taking, any and all proceeds attributable to such taking, including leasehold and reversion, shall belong solely to Lessor without any deduction therefrom for any present or future estate of Lessee and Lessee waives and assigns to Lessor all its right, title and interest in such award. In the event of any taking of the Premises or the Building which does not permit a cancellation of this Lease, then the provisions of this Lease shall remain in full force and effect.

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16. SUBORDINATION. Lessor and Lessee agree that, as to any mortgage or mortgages which are presently upon or which may be placed upon the Premises or the Building after the date hereof, this Lease shall be subordinate; provided, however, that the mortgagee of any such mortgage shall agree that Lessee’s possession shall not be disturbed, Lessee shall not be evicted, and Lessee’s leasehold interest hereunder shall not be foreclosed in any action brought under such mortgage if at the time of the bringing of an action to foreclose or thereafter, the Lessee shall not be in default in the payment of rental or in the performance of other obligations under this Lease. Notwithstanding the foregoing, if such mortgagee shall foreclose on Lessor’s interest, then such mortgagee shall have all rights of Lessor as if it were an original Lessor under this Lease and Lessee shall attorn to such mortgagee without the need for any further evidence thereof. Lessee agrees, upon demand, without costs, to execute any commercially reasonable instrument as may be necessary to effectuate such subordination, which instruments shall include, among other provisions required by the mortgagee, an agreement on the part of the Lessee to attorn to any and all of Lessor’s successors in interest to the Premises resulting from any foreclosure of any such mortgage or conveyance in lieu of the foreclosure. Lessee agrees to cooperate with Lessor in providing documentation and executing such instruments, as may be reasonably necessary, to enable Lessor to obtain Lessor’s financing in connection with the improvements to be constructed hereunder.

17. NOTICES. All notices or demands given or required to be given hereunder shall be in writing and, if to Lessor, sent by United States certified mail, postage prepaid or nationally recognized overnight courier (e.g., FedEx or UPS), addressed to the Lessor at: Trustmark National Bank, Attn: Louise Anderson, 248 East Capitol Street, Suite 517, Jackson, MS 39201 with copy to Mike King, Senior Legal Counsel, Trustmark National Bank, 248 E. Capitol Street, Suite 733, Jackson, MS 39201; if to the Lessee, sent by United States certified mail, postage prepaid, addressed to the Lessee at the Premises with a copy to:_________________; provided that either party by like written notice may designate any different addresses to which subsequent notices shall be sent. All notices shall be deemed delivered three (3) business days following deposit with the United States Postal Service or one (1) business day following deposit with a nationally recognized overnight courier. All rental due and payable from Lessee to Lessor hereunder shall be sent to the same place as notices to Lessor herein provided.

18. QUIET ENJOYMENT. Lessor agrees that, upon Lessee’s compliance with and subject to the terms and conditions of this Lease, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises and the Building for the term of this Lease.

19. SURRENDER. At the expiration of the Primary Term and any renewal term(s), Lessee will quit and surrender the Premises and the Building hereby leased in as good state and condition as when delivered to Lessor, ordinary wear and tear excepted. Any holding over by the Lessee shall not operate, except by written agreement, to extend or renew this Lease and no tenancy or any duration shall be created thereby.

20. ASSIGNMENT OR SUBLETTING. Lessee shall not, either directly or indirectly, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned, or delayed, (a) assign (including transfers of interest in Lessee) this Lease or any interest hereunder; (b) permit any assignment hereof by operation of law, (c) sublet the Premises or the Building or any part thereof, or (d) permit the use of the Premises or the Building by any parties other than Lessee, its agents and employees, and those using the Premises or the Building with the consent of Lessee. If Lessor gives its written consent to an assignment or subletting, then, in addition to any other requirements of Lessor, the assignee or sublessee shall assume in writing the obligation of Lessee to faithfully perform all the terms and covenants and to comply with all the conditions to be directly obligated to Lessor for the payment of the rent herein reserved and for the full performance of the terms and covenants and to comply with all the conditions of this Lease as lessee hereunder. In the event Lessor consents to any transfer of Lessee’s interest in this Lease, the word “Lessee” shall thereafter be deemed to also include, without further reference, the party to whom such interest is transferred. The consent by Lessor to any assignment or subletting in any one instance or more shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Receipt by Lessor of rentals due hereunder from any party other than Lessor named herein shall not be deemed to act as consent to any such assignment or subletting nor relieve Lessee of its obligations hereunder. Any attempted assignment or subletting in violation of this Lease shall be null and void. Notwithstanding the foregoing, Lessee, with the Lessor’s prior written consent which consent shall not be unreasonably withheld, may assign this Lease or sublease the Premises, or any part or parts thereof, to any of the following: (i) any direct or indirect subsidiary of Lessee (ii) any direct or indirect parent of Lessee; (iii) any entity succeeding to all or substantially all of the business and assets of Lessee; (iv) any entity resulting from a merger or consolidation with Lessee; or (v) any entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, Lessee. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise. It is agreed and understood that the undersigned Lessee shall remain fully responsible/liable under the original lease.

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21. SUCCESSORS AND ASSIGNS. Subject to the provisions of Paragraph 20 hereof, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Lessor, their respective heirs and assigns, and shall be binding upon Lessee, its permitted successors and assigns and shall inure to the benefit of Lessee and only such assigns of Lessee to whom the assignment by Lessee has been consented to by Lessor by the terms of this Lease.

22. EVENTS OF LESSEE DEFAULT AND LESSOR’S REMEDIES.

A. Events of Default. The following shall be Events of Default and the terms “Event of Default” or “Default” shall mean, whenever they are used in this Lease, any one or more of the following events:

(1) Failure by Lessee to pay the Base Rent, additional rent or any other charges provided herein within ten (10) days after written notice from the Lessor (provided, however, in no event shall the Lessor be obligated to provide more than two (2) written notices to Lessee within any twelve (12) month period);

(2) Failure by Lessee to perform or observe any agreement or covenant undertaken by Lessee contained in this Lease, which failure shall have continued for a period of thirty (30) days after written notice shall have been given to Lessee by Lessor specifying in reasonable detail, the nature of such failure and requiring the Lessee to perform or observe the agreement or covenant with respect to which Lessee is delinquent; provided, however, if performance or observation of any agreement or covenant reasonably requires more than thirty (30) days, and Lessee commences performance or observation within thirty (30) days after notice from Lessor and diligently pursues the matter to completion to Lessor’s satisfaction and approval, Lessee shall be entitled to such longer period as may be reasonably necessary to perform; in any event not more than sixty days post notice, or;

(3) The filing by Lessee of a voluntary petition in bankruptcy, or Lessee’s failure to stay or discharge, within sixty (60) days, any execution, garnishment or attachment of a size as seriously to impair its ability to discharge its obligations hereunder; the commission by Lessee of any act of bankruptcy or Lessee’s adjudication as a bankrupt; an assignment by Lessee for the benefit of creditors or the entry by Lessee into an agreement of compromise with creditors.

B. Remedies on Default. Whenever any such Event of Default shall have occurred and be continuing, in addition to all other rights and remedies available at law or in equity and subject to Lessor’s duty to mitigate damages, the Lessor shall have the right take any one or more of the following steps:

(1) Lessor may re-enter and take possession of the Premises and the Building, exclude the Lessee from possession thereof and rent the same for and on account of the Lessee, holding Lessee liable for the deficiency due thereunder;

(2) Lessor may terminate this Lease, exclude the Lessee from possession of the Premises and the Building and lease the same for and on account of Lessor, continuing to hold Lessee liable for all deficiency due hereunder;

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(3) Lessor may declare all payments of Base Rent, additional rent and any other monies due or to become due from Lessee during the remainder of the Primary Term immediately due and payable in full; provided that such amount shall be reduced by actual rent received as a result of reletting the premises; or

(4) Lessor may take whatever other action at law or in equity may appear necessary or desirable to collect the rent then due or to enforce any obligation, covenant or agreement of Lessee under this Lease.

In connection with Lessor’s exercise of any of its remedies above, Lessor may also repair or alter the Premises or the Building in such manner as Lessor may deem necessary or advisable, and/or let or re-let the Premises and any and all parts thereof for the whole or any part of the remainder of the original term hereof or for a longer period, in Lessor’s name, or as the agent of Lessee, and, out of any rent so collected or received, Lessor shall (first) pay to itself the expense and cost or retaking, repossessing, repairing and/or altering the Premises or the Building, and the expense of removing all persons and property therefrom; and (second) pay to itself any cost or expense sustained in securing any new lessee or lessees; and (third) if Lessor shall have declared all payments hereunder immediately due and payable in full as provided in this Paragraph, pay to itself any balance remaining on account of Lessee’s liability to Lessor for such accelerated payments; provided, however, that nothing herein shall be interpreted as prohibiting Lessor from proceeding against Lessee for the full amount of such accelerated payments, less amounts collected by Lessor from any replacement Lessee or Lessees and not applied to expenses incurred to prepare the Premises or the Building for occupancy by any replacement Lessee or Lessees, immediately upon the declaration thereof. Any entry or reentry by Lessor, whether had or taken under summary proceedings or otherwise, shall not absolve or discharge Lessee from Liability hereunder.

C. Lessor’s Performance Upon Lessee’s Default. If Lessee should remain in default hereunder beyond any applicable notice and cure period, Lessor may, in addition to the other remedies provided herein, perform the act constituting the default for and on account of Lessee. Lessee hereby authorizes Lessor to enter the Premises and the Building to perform such act and while on the Premises and the Building to do any act which Lessor deems proper to accomplish the correction of such default. If the default by Lessee is the payment of any sum of money or if Lessor incurs any expense, including reasonable attorney’s fees, whether for payment of any sum or for instituting, prosecuting or defending any action or proceeding instituted by reason of any default of Lessee, any such reasonable expenditure made by Lessor including interest and costs shall be deemed additional rental and together with interest at the rate of twelve percent (12%) per annum shall be due and payable to Lessor on the first day of the month following the incurring of such respective expense.

D. No Remedy Exclusive. No remedy herein conferred upon or reserved to Lessor is intended to be exclusive for any other available remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon default shall impair any such right or power or shall be construed to be waiver thereof, but any such right or power may be exercised from time to time as often as may be deemed expedient. In order to entitle the Lessor to exercise any remedy reserved to it under this section, it shall not be necessary to give any notice, other than such notice as herein expressly required.

E. Agreement to Pay Attorney’s Fees. In the event that as a result of a default or threatened default by either party hereunder, the non-defaulting party should employ attorneys-at-law or incur other expenses in and about the collection of rent or the enforcement of any other obligation, covenant, agreement, term or condition of this Lease, the non-defaulting party, or in the event a lawsuit or other action is filed, the prevailing party shall be entitled to reimbursement for counsel fees and other expenses reasonably and actually incurred.

F. Liability: Joint and Several. It is hereby agreed and understood that each Co-Lessee, Invo Bioscience, Inc. and/or HRCFG, LLC, is jointly and severally liable under any and all terms of obligations of this Lease.

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23. IDENTITY OF INTEREST. The execution of this Lease or the performance of any act pursuant to the provisions hereof shall not be deemed or construed to have the effect of creating between Lessor and Lessee the relationship of principal and agent, of a partnership or of a joint venture, but the relationship between them shall be and remain only that of Lessor and Lessee.

24. ENVIRONMENTAL LAW COMPLIANCE. Lessor and Lessee acknowledge that there are certain federal, state and local laws, regulations and guidelines now in effect, and that additional laws, regulations and guidelines may hereafter be enacted, relating to or affecting the Premises and the Building, concerning the impact on the environment of construction, land use, the maintenance and operation of structures and the conduct of business. Lessee will not cause, or permit to be caused, any act or practice, by negligence, omission, or otherwise that would adversely affect the environment or do anything or permit anything to be done that would violate any of said laws, regulations, or guidelines. Any violation of this covenant shall be an event of default under this Lease at option of Lessor. Lessee shall have no claim against Lessor by reason of any changes Lessor may make in the Premises or the Building pursuant to said laws, regulations and/or guidelines or on account of any environmental problem or situation caused or created by any other Lessee in the Building. Lessee shall indemnify, defend and hold Lessor harmless in all respects, including attorney’s fees, for any violation of such laws, regulations and guidelines now in effect and additional laws, regulations and guidelines that may hereafter be enacted.

25. HAZARDOUS SUBSTANCES.

(a) Lessor does hereby represent and warrant to Lessee that (i) to its knowledge, it has complied with all federal, state and local laws, codes, rules, regulations or ordinances regarding the presence on the Premises of “hazardous waste” and/or “hazardous substances”, “pollutants” other contaminants (as hereafter defined), and (ii) it has received no written notice of any violations of any hazardous waste or hazardous substance laws, codes, rules, regulations or ordinances with respect to the Premises.

(b) Lessee does hereby represent and warrant to Lessor that (i) to its knowledge, it has complied with all federal, state and local laws, codes, rules, regulations or ordinances regarding the presence on the Premises of medical waste, “hazardous waste” and/or “hazardous substances”, “pollutants” other contaminants (as hereafter defined), and (ii) it has received no written notice of any violations of any medical waste, hazardous waste or hazardous substance laws, codes, rules, regulations or ordinances with respect to the Premises. Lessee shall promptly notify Lessee in writing in the event it shall receive any said notice of violations.

(c) In addition to, and not in limitation of any other provision of this Lease, Lessee agrees that except for the lawfully contained presence of medical waste, “hazardous waste” and/or “hazardous substance” (as hereafter defined) incident to and in quantities customarily used by Lessee in connection with its business and related activities (which shall be contained in accordance with applicable federal, state and local laws, codes, rules, regulations or ordinances), it shall not generate, store, use, treat or dispose of, nor to allow, suffer or permit the generation, storage, use, treatment or disposal of, any medical waste, “hazardous waste” or “hazardous substance” (as those terms are defined in the Resource Conversation and Recovery Act, 42 U.S.C. Sections 6901, et ~çq., as amended (“RCRA”) or the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et. ~çq., as amended (“CERCLA”), and any rules and regulations now or hereafter promulgated under either of such acts) or any pollutant or other contaminant defined, classified or regulated under federal, state or local laws, rules, regulations, ordinances, codes or directives on, in, from, or about the Premises and the Building during its use or occupancy of the Premises and the Building, which hazardous material is prohibited, regulated or controlled by any federal, state or local law, ordinance, rule or regulation now or hereafter in effect. Lessee shall and hereby does indemnify, defend and hold Lessor harmless from and against any and all loss, damages, expenses, fees, claims, costs and liabilities (including, but not limited to, attorneys fees and costs of litigation) arising out of or in any manner related to the violation of the foregoing covenant or the “release” or “threatened release” of, and for any clean-up responsibility imposed upon Lessor under any federal, state or local law, ordinance, rule or regulation now or hereafter in effect, with respect to any medical waste, “hazardous waste” or “hazardous substance” (as those terms are defined in RCRA and CERCLA, and any rules and regulations now or hereafter promulgated thereunder), or any pollutant, or other contaminant defined, classified or regulated under federal, state or local laws, rules, regulations, ordinances, codes or directives on, in, from, or about the Premises and the Building or any portion or portions thereof. Notwithstanding anything to the contrary contained in this paragraph or elsewhere in the lease, Lessee’s obligation to indemnify Lessor shall only extend to those costs, damages, losses, claims, liabilities and expenses associated with the remediation of the contamination actually caused by Lessee or any officer, agent, employee, guest, contractor or invitee of Lessee. Lessee shall have no obligation to clean up, repair or remediate any damage or contamination not caused by Lessee or any officer, agent, employee, guest, contractor or invitee of Lessee.

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26. LIMITATION OF LIABILITY. Anything in this Lease to the contrary notwithstanding, Lessee agrees that it shall look solely to the right, title and interest of the Lessor in the Premises and Building and the income and proceeds therefrom (subject to prior rights of any mortgagees of the Premises and the Building) for the collection of any judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default or breach by Lessor with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Lessor, and Lessor shall have no personal liability and no other property or assets of the Lessor shall be subject to levy, execution or other procedures for the satisfaction of Lessee’s remedies.

27. TRANSFER OF TITLE. In the event Lessor transfers this Lease, except as collateral security for a loan, upon such transfer Lessor will be released from all covenants, conditions, agreements, liabilities and obligations hereunder from and after the date of such transfer or conveyance provided new Lessor assumes all such obligations of the Lessor under the lease; it being intended hereby that the covenants, agreements and conditions contained herein to be performed by Lessor shall, subject as aforesaid, be binding on the named parties as Lessor hereunder, their heirs and assigns, only during their respective successive periods of ownership.

28. ESTOPPEL CERTIFICATE. Within ten (10) days following written request by either party hereto to the other, the recipient of such request shall deliver a letter as requested, stating whether this Lease is in full force and effect, and setting forth the date of commencement of the Term and rent, prepayment or offset of rent, any defaults or violations of the Lease, and any obligations that have not been fulfilled by both parties hereto.

29. SECURITY DEPOSIT. Lessee shall pay to Lessor a security deposit in an amount equal to one (1) month’s Base Rent, Taxes & Insurance (the “Security Deposit”) to be retained by Lessor as cash security for the faithful performance and observance by Lessee of the provisions of this Lease. Lessee shall not be entitled to any interest on the Security Deposit. Lessor shall have the right to commingle the Security Deposit with its other funds. Lessor may use the whole or any part of the Security Deposit for the payment of any amount as to which Lessee is in default or to compensate Lessor for any loss or damage it may suffer by reason of Lessee’s default under this Lease. If Lessor uses all or any portion of the Security Deposit as herein provided, within ten (10) days after demand, Lessee shall pay Lessor cash in an amount equal to that portion of the Security Deposit used by Lessor. If Lessee complies fully and faithfully with all of the provisions of this Lease, the Security Deposit shall be returned to Lessee within thirty (30) days after the expiration of this Lease and the surrender of the Premises to Lessor.

30. RENEWAL OPTION. In addition to the Primary Term stated in Paragraph 2 herein, the Lessee shall have the privilege and option to extend the term of this Lease for two (2) additional three (3) year renewal terms, provided Lessee is not in default under any terms and conditions of this Lease. In order for Lessee to exercise these option rights, Lessee must give to Lessor, written notice of Lessee’s intention to exercise its option to extend the Term, which notice must be delivered in writing to Lessor at least one hundred twenty (120) days prior to the expiration of the current Term. Notice given after said date will be ineffective to exercise the option rights granted herein. The Base Rent rate during each month of each renewal term, in the event this Renewal Option is exercised, will be the current market rate for the building then being offered by Lessor to renewal lessees of like credit and like space (including quality and square footage) and for such an extended term. All other terms and conditions of this Lease shall remain the same.

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31. HOLDING OVER. If Lessee holds over and occupies any portion of the Premises or the Building, after expiration or termination of this Lease, Lessee shall at such time become a month to month tenancy, terminable at any time by the Lessor, subject to all terms and provisions of this Lease, except that Lessee shall pay as rent to Lessor for the entire period of such hold over, at the monthly rate of one hundred fifty percent (150%) of the Base Rent payable hereunder for the month immediately preceding the expiration of the Lease plus all other rent and payments required under the terms of this Lease. In addition, thereto, Lessee shall pay Lessor for all damages (including consequential damages) sustained by the Lessor by reason of Lessee’s retention of possession. Lessee shall vacate and deliver the Premises and the Building to Lessor immediately upon Lessee’s receipt of notice from Lessor to vacate the Premises. All rental payments during such hold over period shall be payable to Lessor on demand. No holding over by Lessee, either with or without the Lessor’s consent, shall operate to extend the Lease for a longer period than month to month.

32. SEVERABILITY. Any provision or provisions of this Lease which shall prove to be invalid, void illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

33. MARGINAL HEADINGS. The marginal headings or notes are inserted for convenience only and are not to be construed as part of this Lease.

34. ENTIRE AGREEMENT. This Lease with any exhibits and riders attached hereto contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

35. AUTHORITY TO EXECUTE. Lessor and Lessee each warrant and represent to each other that such party has the full power and authority to enter into and execute this Lease and that the officers and individuals executing on behalf of such party, have the proper authority to do so.

36. APPLICABLE LAW. This Lease shall be governed, construed and interpreted by, through and under the laws of the State of Alabama.

37. REAL ESTATE COMMISSIONS. Each party represents to the other that it has not dealt with any real estate broker or other person acting in a similar capacity who might be entitled to a commission or finder’s fee in this transaction except for Jamie Justice/Colliers International on behalf of Lessor. Each party hereby indemnifies the other and agrees to hold the other party harmless from any commission, finder’s fee or similar claims and any liability, damages, judgments and costs related thereto, including reasonable attorneys’ fees and costs, arising through the actions of the indemnifying party, including without limitation the failure of the indemnifying party to pay any and all commissions and fees due to the real estate brokers listed above.

38. GUARANTY. Simultaneously with the execution of this Lease by Lessee, Dr. Karen R. Hammond, DNP, CRNP shall execute and deliver to Lessor a guaranty of the obligations of Lessee under this Lease in the form attached hereto as Exhibit “D”.

39. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same document.

40. FINANCIAL REVIEW. Should Landlord pursue a sale of the Building, if requested, Tenant shall provide the Landlord with operating financials for review.

-Signature Page Follows-

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IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be executed by its authorized representative, effective as of the date first hereinabove stated.

LESSOR: TRUSTMARK NATIONAL BANK

By:	/s/ Rodney DePriest
Name:	Rodney DePriest
Its:	Senior Vice President
Date:	3/17/2021

LESSEE: HRCFG, LLC

By:	/s/ Karen R. Hammond
Name:	Karen R. Hammond
Its:	Director
Date:	3/13/2021

LESSEE: INVO BIOSCIENCE, INC.

By:	/s/ Michael J. Campbell
Name:	MICHAEL J. CAMPBELL
Its:	COO
Date:	3/12/2021

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LESSOR ACKNOWLEDGEMENT

STATE OF MISSISSIPPI

COUNTY OF HINDS

I, the undersigned authority, a Notary Public in and for said State and County, hereby certify that Rodney DePriest, whose name as its Senior Vice President of, Trustmark National Bank, a national banking association, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the above and foregoing instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said banking association.

Given under my hand and official seal of office this 17th day of March, 2021.

Notary Public

My Commission Expires: April 5, 2021

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LESSEE ACKNOWLEDGEMENT

STATE OF FLORIDA

COUNTY OF MANATEE

I, the undersigned authority, a Notary Public in and for said County and State, herby certify that Michael J. Campbell whose name as ____________________ of INVO Bioscience Inc., is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the above and foregoing instrument, he/she, with full authority, executed the same voluntarily for and as the act of said corporation

Given under my hand and official seal of office this 12 day of March, 2021.

Notary Public

My Commission Expires: 02 12 2024

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LESSEE ACKNOWLEDGEMENT

STATE OF ALABAMA

COUNTY OF Jefferson

I, the undersigned authority, a Notary Public in and for said County and State, herby certify that Karen R. Hammond whose name as ______________________________ of HRCFG, LLC, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the above and foregoing instrument, he/she, with full authority, executed the same voluntarily for and as the act of said limited liability company.

Given under my hand and official seal of office this 13 day of March, 2021.

Notary Public

My Commission Expires:

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EXHIBIT “A”
THE “PREMISES”

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EXHIBIT “B”
LESSOR OCCUPIED SPACE

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EXHIBIT “C”
INTENTIONALLY OMITTED

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EXHIBIT “D”
GUARANTY

The undersigned, Dr. Karen R. Hammond, DNP, CRNP (hereinafter referred to as the “Guarantor”), in consideration of the leasing of the Premises described in the foregoing Lease Agreement (the “Lease”) between Trustmark National Bank, a national banking association (“Lessor”) and HRCFG, LLC and INVO Bioscience, Inc. (together, “Lessee”), covenants and agrees as follows:

(1) The Guarantor absolutely, unconditionally and irrevocably guaranties to Lessor all rentals, additional rent, and other charges and amounts required to be paid under the Lease and the performance of all obligations of Lessee under the Lease.

(2) A separate action or actions may be brought and prosecuted against Guarantor, whether or not action is brought against Lessee or whether Lessee shall be joined in any action or proceeding commenced by Lessor against Lessee in connection with and based upon any covenants and obligations of the Lease, and the Guarantor waives any demand by Lessor and/or prior action by Lessor of any nature whatsoever against Lessee.

(3) The Guarantor consents to forbearance, indulgences and extensions of time on the part of Lessor being afforded to Lessee, the waiver from time to time by Lessor of any right or remedy on its part as against Lessee. The Guarantor agrees that no act or omission on the part of Lessor shall affect or modify the obligation and liability of the Guarantor hereunder.

(4) The Guaranty shall remain and continue in full force and effect, notwithstanding: (a) any alteration of the Lease by the parties, whether prior or subsequent to the execution hereof; (b) any renewal, extension, modification or amendment of the Lease; (c) any subletting of the Premises or assignment of Lessee’s interest in the Lease. The Guarantor waives notice of any of the foregoing and agrees that the liability of the Guarantor hereunder shall be based upon the obligations set forth in the Lease as the same may be altered, extended, modified, amended or assigned. The Guarantor further waives all notice of the acceptance of this Guaranty and notice of breach, default or nonperformance by Lessee of its obligations under the Lease.

(5) The Guarantor’s obligations hereunder shall remain fully binding although Lessor may have waived one or more defaults by Lessee, extended the time of performance by Lessee, released, returned or misapplied other collateral given later as additional security (including other guaranties) and released Lessee from the performance of its obligations under the Lease.

(6) In the event any action or proceeding be brought by Lessor to enforce this Guaranty, or Lessor appears in any action or proceeding in any way connected with or growing out of this Guaranty, then and in any such event, the Guarantor shall pay to Lessor reasonable attorney’s fees.

(7) This Guaranty shall remain in full force and effect notwithstanding the institution by or against Lessee of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature or the disaffirmance of the Lease in any such proceedings or otherwise.

(8) This Guaranty shall be binding upon the undersigned, his/her or its respective successors, assigns, personal or legal representatives and heirs, and shall adhere to the benefit of the Lessor and Lessor’s successors and assigns. The undersigned consents and agrees that this guarantee may be assigned by Lessor, without recourse, in connection with any sale or assignment by Lessor of part or of all of its interest in the Building of which the Premises under the Lease are contained.

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Dr. Karen R. Hammond, DNP, CRNP

STATE OF

COUNTY OF

I, the undersigned authority, a Notary Public in and for said County and State, hereby certify that Dr. Karen R. Hammond, DNP, CRNP, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the above and foregoing instrument, she executed the same voluntarily.

Given under my hand and official seal of office this 13th day of March, 2021.

Notary Public

My Commission Expires:

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